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                                                                   EXHIBIT 10.63



         AMENDMENT TO THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


     The 1995 Non-Employee Director Stock Option Plan (the "Plan") of Texas Biotechnology Corporation (the "Company") is hereby amended as follows effective March 4, 1997.

1. The first paragraph of Section 3 is amended to read as follows in its entirety:

     The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, par value $.005 per share (the "Common Stock"). The total amount of the Common Stock with respect to which Options may be granted or issued pursuant to other provisions of the Plan shall not exceed 300,000 shares in the aggregate; provided, that the class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Section 11 of this Plan. Such shares may be treasury shares or authorized but unissued shares.

2.   Section 4(a) is amended to read as follows in its entirety:

     Directors Elected after the Effective Date of this Plan Upon their First Election. Subject to the provisions of Section 18 hereof, for so long as this Plan is in effect and shares are available for the grant of Options hereunder, each person who shall be elected a Non-Employee Director after the Effective Date of this Plan, excluding current Non-Employee Directors on the Effective Date of this Plan, shall be granted, on the date of his or her first election, a non-qualified Option to purchase 15,000 shares of Common Stock at an exercise price equal to fair market value, of a Share of Common Stock, on the date of grant (such number of shares being subject to the adjustments provided in Section 11 of this Plan); provided, however, that no Options shall be granted under this Subsection 4(a) for so long as a sufficient number of shares of Common Stock remain available under the Company's existing Stock Option Plan for Non-Employee Directors to permit the grant of options pursuant to the terms of such plan. This Subsection 4(a) shall only apply to a Director the first time he or she is elected Director of the Company and in no event shall this Plan (whether by its sole operation or in operation with any other plans) entitle a Director to receive, upon his initial election to the Board, options to purchase a number of shares of Common Stock in excess of 15,000 shares of Common Stock at an exercise price equal to fair market value of a Share of Common Stock on the date of grant. Persons elected to be Directors for a second or any subsequent term shall be granted options in accordance with Subsection 4(b) below.

3.   Section 4(b) is amended to read as follows in its entirety:

     Directors Elected after the Effective Date of this Plan Upon their Second or any Subsequent Election. Subject to the provisions of Section 18 hereof, for so long as this Plan is in effect and, shares are available for the grant of Options hereunder, each person who shall be elected a Non-Employee Director for his or her second (or any subsequent) term after their initial election to the Board of Directors, including current Non-Employee Directors on the Effective Date of this Plan, shall be granted, on the date of such election, a non-qualified Option to purchase 7,500 shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the date of grant (such number of shares being subject to the adjustments provided in Section 11 of this Plan); provided, however, that no Options shall be granted under this Subsection 4(b) for so long as a sufficient number of shares of Common Stock remain available under the Company's existing Stock Option Plan for Non-Employee Directors to permit the grant of options pursuant to the terms of such plan. This Subsection 4(b) shall only apply to a Director on his or her second (or any subsequent) election to the Company's Board of Directors after their initial election to the Board of Directors and in no event shall this Plan (whether by its sole operation or in operation with any other plans) entitle a Director to receive, upon any subsequent election to the Board, options to purchase a number of shares of Common Stock in excess of 7,500 shares of Common Stock.